UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2023

TC BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-40637	86-2650449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dawson Street

Thomasville, Georgia 31792

(Address of principal executive offices)

(229) 226-3221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TCBC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of directors or Certain Officers: Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On January 27, 2023, TC Federal Bank and Greg Eiford executed an amended and restated employment agreement reflecting Mr. Eiford’s service as TC Federal Bank’s chief executive officer.

The employment agreement with Mr. Eiford has an initial term of three years, with optional one-year renewals thereafter. Under the employment agreement, the current annual base salary for Mr. Eiford is $300,000. The Board of Director’s will review Mr. Eiford’s base salary at least annually to determine whether an increase is appropriate. In addition to base salary, Mr. Eiford is entitled to participate in bonus and incentive programs and other benefit plans available to management employees and will be reimbursed for all reasonable business expenses incurred. Mr. Eiford is entitled to reimbursements for regular membership dues to a single country club and a monthly automobile allowance.

Under the employment agreement, if the bank terminates Mr. Eiford’s employment for “cause,” as that term is defined in the employment agreement, Mr. Eiford will not receive any compensation or benefits after the termination date other than compensation and benefits that have accrued or vested through the date of the termination. If the bank terminates Mr. Eiford’s employment without cause or if Mr. Eiford terminates employment for “good reason,” as that term is defined in the employment agreement, Mr. Eiford will be entitled to severance payments paid over the next 12 months in an aggregate amount equal to his base salary. If the termination of employment occurs during the term of the employment agreement but within 6 months prior to, or up to 12 months after, a change in control, Mr. Eiford will be entitled to an additional severance payout equal to two times the sum of current base salary and average bonus paid during the prior three years immediately preceding the change in control in a lump sum payment.

The employment agreement also contains confidentiality and proprietary information protections in favor of TC Federal Bank as well as certain post-employment obligations (non-competition and non-solicitation) that may apply for 12 months following a termination of employment depending on the nature of the termination.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 and is incorporated by reference

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement with G. Eiford, dated January 27, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2023	TC BANCSHARES, INC.

	By:	/s/ Linda Palmer
Linda Palmer
Chief Financial Officer